EXHIBIT 10.61

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of October 30, 2000 (the "Effective Date"), by and between LASERSIGHT TECHNOLOGIES, INC., a Delaware corporation (the "Company"), and CHRISTINE A. OLIVER, an individual residing in the State of Florida ("Executive").

                                    RECITALS

                  A. Executive desires to be employed by the Company with a title to be conferred immediately upon assuming the duties of the position for which Executive is employed.

                  B. The Company desires to employ Executive upon the terms and conditions herein set forth.

         NOW, THEREFORE, the parties hereto agree as follows:

         1.       Employment of Executive.  Subject to the terms and conditions
                  -----------------------
of this Agreement, the Company hereby employs Executive, and Executive hereby accepts such employment and agrees to perform the services specified herein.

         2.       Duties. Executive shall hold the title of and serve as Senior
                  ------
Vice President of Sales and Marketing of the Company and have authority and responsibility in accordance with policies and practices of the Company. Executive shall report to and be subject to the direction of the Company's President and Chief Executive Officer or such person's designee. During the term of employment hereunder, Executive shall:

                  (a) Perform, to the best of Executive's ability, those duties reasonably assigned to Executive from time to time;

                  (b) Devote Executive's full time and first priority business efforts to the Company's business, provided that nothing herein shall prohibit Executive from spending reasonable amounts of time for personal affairs, including, without limitation, managing her personal investments; and

                  (c) Carry out Company policies and directives in a manner that will promote and develop the Company's best interests.

         3.       Base Salary. In consideration of Executive satisfying
                  -----------
Executive's obligation under this Agreement, Executive will receive a base salary (the "Base Salary") which will be calculated at an annual rate of $165,000. The Base Salary shall be payable in equal installments in accordance with the Company's customary mode of salary payments for senior executives of the Company (but not less than monthly) and shall be subject to the Company's standard withholdings for applicable taxes and benefit contributions. On an annual basis, the Company shall review Executive's Base Salary and determine if any increase thereto shall be awarded.

         4.       Additional Compensation.
                  -----------------------

                  (a) The Company shall pay Executive a signing bonus of $10,000 (the "Signing Bonus"). The payment of the Signing Bonus shall be made with the payment of the Base Salary for the pay period immediately following the date after which both parties have executed this Agreement and shall be subject to the Company's standard withholdings for applicable taxes and benefit contributions.

                  (b) For 2001 and annually thereafter Executive shall receive a cash bonus (the "Performance Bonus") in an aggregate amount of at least 25% of the Base Salary for the relevant year if Executive or the Company, as appropriate, meets all or a portion of the specific objectives (the "Performance Objectives") which are established by the Company after consultation with Executive. If Executive or the Company, as appropriate, meet only a portion of the Performance Objectives, then, unless otherwise agreed to by the parties, Executive shall receive that portion of the Performance Bonus that is reasonably determined by the Company to reflect fairly and appropriately the partial satisfaction of the Performance Objectives The Performance Objectives for 2001 will be established within 90 days after the Effective Date and the Performance Objectives for future years will be established at the same time such objectives are established for other senior executives. The Company may award all or the relevant portion of the Performance Bonus on an annual basis within 60 days after the end of the relevant year. The payment of the Performance Bonus shall be subject to the Company's standard withholdings for applicable taxes and benefit contributions.

         5.       Stock Options.
                  -------------

                  (a) Executive will be granted options (the "Stock Options") to purchase 100,000 shares of common stock of LaserSight Incorporated ("LaserSight") on the last to occur of the following dates (such date to be referred to as the "Approval Date"): (i) the date on which LaserSight's Board of Directors approves the grant of the Stock Options, and (ii) the Effective Date. The Stock Options shall be granted pursuant to and shall be governed by the terms of LaserSight's 1996 Equity Incentive Plan, as amended and restated (the "Equity Incentive Plan") and the award agreement attached hereto as Exhibit A. The Stock Options shall be granted at an option price per share equal to the Fair Market Value per share (as defined in the Equity Incentive
         Plan) on the Approval Date.

                  (b) If this Agreement is terminated by Executive for Good Reason (as defined herein) or by the Company without Cause (as defined herein), then the Stock Options granted by this Section that have not previously vested will immediately and automatically become vested and Executive shall have sixty (60) days after the date of such termination to exercise any Stock Options that had not previously been exercised. If the Stock Options are not exercised on or before the sixtieth (60th) day following the date of termination, then such Stock Options shall terminate and be of no further force and effect.

         6.       Fringe Benefits.  During the term of employment hereunder,
                  ---------------
Executive shall be entitled to those fringe benefits and perquisites set forth on Exhibit B hereto.

         7.       Expenses. The Company shall reimburse Executive for
                  --------
reasonable costs and expenses, including, but not limited to, expenses for travel, lodging and meals, incurred in connection with the performance of Executive's duties hereunder. In order for Executive to be eligible for reimbursement Executive shall comply with the Company's relevant policies, procedures and guidelines established and implemented from time to time by the Company.

         8.       Terms of Employment; Severance.
                  ------------------------------

                  (a) The term of this Agreement shall begin on the date hereof and shall continue for the three year period immediately thereafter, unless sooner terminated as provided in this Section 8 (the "Initial Term"). Unless either party shall give notice of intent not to renew this Agreement to the other party at least 60 days prior to the end of the Initial Term or any Renewal Term (as defined herein), the term of this Agreement shall, on each such anniversary date, be automatically extended for successor terms of one year (each a "Renewal Term").

                  (b) Notwithstanding the foregoing, Executive's employment hereunder may be terminated by the Company at any time for Cause. Company will provide written notice to Executive as to the nature of the for Cause termination and the effective date of such termination if not cured (if curable), which shall be no sooner than five (5) days after the date such notice is delivered to Executive.

                  (c) Notwithstanding the foregoing, Executive's employment hereunder shall terminate in the event of Executive's death or Disability (as defined in Section 11).

                  (d) Notwithstanding the foregoing, Executive's employment hereunder may be terminated by the Company at any time without Cause. Such termination shall be effective upon the Company providing written notice to Executive as to the effective date of termination.

                  (e) Notwithstanding the foregoing, Executive's employment hereunder may be terminated by Executive at any time for Good Reason (as defined in Section 11) upon prior written notice to the Company specifying therein the grounds for termination and the effective date of termination.

                  (f) In addition to all other rights of Executive and obligations of the Company described herein which arise or continue upon termination of Executive's employment, the following shall apply:

                           (i) Upon termination of Executive's employment hereunder for any reason whatsoever, the Company shall pay to Executive all salary and benefits earned through the effective date of termination, including, without limitation, any earned

                  Performance Bonus that is prorated to reflect a partial calendar year, if applicable.

                           (ii) If Executive's employment hereunder is terminated by the Company without Cause or by Executive for Good Reason, then, as Executive's sole remedy for such termination, for the 12 month period immediately following the effective date of such termination the Base Salary shall be paid to Executive and the Company shall continue to provide health insurance coverage for Executive and Executive's family on a basis consistent with other then employed similarly situated senior executives. If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, then all Base Salary and Performance Bonus, as applicable, owed to Executive shall be paid over the relevant period of time in accordance with the Company's normal payroll practices. Notwithstanding the foregoing, in order to be eligible for the payments contemplated by this Section 8(f)(ii), Executive shall deliver a complete release of all claims in favor of the Company and in a form satisfactory to the Company.

                  Except as specifically provided herein, all amounts payable pursuant to this Section 8(f) shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to Executive from any source; provided that the Company shall be permitted to make all payments pursuant to this Agreement net of any legally required tax withholdings. Executive shall not be required to seek other employment, and there shall be no offset to amounts due hereunder as a result of any salary, compensation or other amounts Executive may be paid from other sources.

         9.       Restriction Against Competition.
                  -------------------------------

                  (a) In consideration of the Compensation to be received hereunder, Executive agrees that while Executive is employed by the Company pursuant to this Agreement, and during the two year period following the effective date of termination of this Agreement, for any reason, Executive shall not, directly or indirectly, as a stockholder, partner, officer, director, agent, consultant, employee, or otherwise:

                           (i) engage in any business that competes with the business of the Company ("Company" defined in Sections 9, 10 and 11(b) herein to mean all Subsidiaries, Affiliates, divisions, successors, and assigns of the Company and any of their Subsidiaries or Affiliates) anywhere within the United States and such other countries that the Company is then conducting its business; provided, however, that the foregoing shall not prohibit Executive's ownership of up to 1% of the outstanding shares of capital stock of any corporation whose securities are publicly traded on a national or regional stock exchange or on the over-the-counter market;

                           (ii)    purposefully interfere or attempt to
                  interfere with any of the Company's contracts (regardless of whether these contracts are in writing or verbal) or business relationships or advantages existing and in effect as of the effective date of termination of this Agreement;

                           (iii) solicit for employment, either directly or indirectly, for himself or for another, any of the technical or professional employees who are or were employed by the Company during the two-year period following the termination of this Agreement; and

                           (iv) purposefully interfere with the business relationship of or solicit the business or orders of Persons
                  (a) who are Company customers on the effective date of termination of this Agreement, or one year prior thereto, or
                  (b) a prospective or potential customer of the Company, except that with respect to the two-year period following the effective date of termination of this Agreement, such restriction shall apply only to prospective or potential customers (1) to whom the Company has submitted a formal quotation within the one year prior to the effective date of termination of this Agreement, or (2) that have been previously listed or identified by the Company as a business prospect at any time during the six months preceding the effective date of termination.

                  (b) Notwithstanding the foregoing, if the Company terminates this Agreement without Cause or Executive terminates this Agreement for Good Reason, then the restrictions contained in Section 9(a) will only be in effect for the 12 month period immediately following such termination unless within 90 days following such termination the Company notifies Executive that the Company will continue to pay Executive the Base Salary and provide Executive with health insurance coverage for Executive and Executive's family for an additional 12 month period. If the Company makes such payments and provides such insurance then the restrictions contained in Section 9(a) will be in effect for the two year period immediately following such termination. If at any time during such 12 or 24 month period, as applicable, the Company fails to pay the required Base Salary or provide the required health insurance coverage then the restrictions contained in Section 9(a) shall no longer apply.

                  (c) The parties agree that if Executive commits or threatens to commit a breach of the covenants of this Section 9, the Company shall have the right to seek and obtain all appropriate injunctive and other equitable remedies therefor, in addition to any other rights and remedies that may be available at law, it being acknowledged and agreed that any such breach would cause irreparable injury to the parties and that money damages may not provide an adequate remedy therefor.

         10.      Protection of Confidential Information and Trade Secrets of
                  -----------------------------------------------------------
 the Company.
 ------------
                  (a)      Confidentiality. During the term of this Agreement
                           ---------------
         and for a period of five years after any termination or expiration thereof, Executive agrees that Executive will not divulge or convey to others any secret or confidential information, knowledge or data of the Company obtained by Executive during her employment with the Company. Such information, knowledge or data includes but is not limited to secret or confidential matters: (i) of a technical nature such as, but not limited to, methods, know-how, formulae, compositions, processes, discoveries, machines, inventions, intellectual property, computer programs and similar items or research projects; (ii) of a business nature such as, but not limited to, information about the cost, purchasing, profits, markets, sales or customers; and (iii) pertaining to future developments such as, but not limited to, research and development, future marketing or merchandising plans and future expansion plans. The term "secret or confidential information, knowledge or data" shall not be deemed to include information that is published, information that is generally known throughout the industry, or which generally is available to the industry without restriction through no fault of Executive.

                  (b)      Injunctive Relief. Executive agrees that the
                           -----------------
         Company's remedies at law for any breach or threat of breach by him of the provisions of paragraph (a) of this Section 10 will be inadequate, and that the Company shall be entitled to an injunction or injunctions to prevent breaches of the provisions of paragraph (a) of this Section 10 and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which the Company may be entitled at law or equity.

                  (c)      Return of Documents and Other Property. Upon the
                           --------------------------------------
         termination of Executive's employment with the Company, or at any time upon the request of the Company, Executive shall deliver to the Company
         (i) all documents and materials containing secret or confidential information, knowledge or data relating to the Company's business and affairs, and (ii) all documents, materials and other property belonging to the Company, which in either case are in the possession or under the control of Executive.

                  (d)      Intellectual Property Rights. Executive
                           ----------------------------
         acknowledges and agrees that in consideration for her employment with Company and in exchange for the consideration to be paid to Executive in connection with such employment, all creative works Executive produces in connection with her employment by Company which relate to Company's actual or demonstrably anticipated research or development, including, without limitation, any invention, formula, pattern, compilation, computer program (and related documentation and source code), device, method, technique, drawing, process or other intellectual property or property right (collectively, "Intellectual Property"), shall be considered to have been prepared for Company as a part of and pursuant to Executive's employment with Company. Executive shall disclose to Company the existence of such Intellectual Property when Executive becomes aware of its existence, and Executive agrees that any such Intellectual Property shall be owned by Company regardless of whether it would otherwise be considered a work made for hire. Executive agrees to execute any documents which Company deems necessary to protect Company's interest, including assignments, and further agrees to give evidence and testimony and take any other reasonable actions as may be necessary, to secure and enforce Company's rights.

                  Notwithstanding anything set forth in this Section 10(d) to the contrary, the parties acknowledge and agree that any Intellectual Property that Executive (i) has developed or was in the process of developing prior to the Effective Date or which Executive develops during the Term, and (ii) has not used any of Company's resources (whether materials, equipment, supplies, or other employees, contractors or consultants of Company) in connection with such development, shall be owned by Executive (the "Executive Intellectual Property"); provided, however, Executive shall promptly notify (the "Development Notice") Company of the existence of such Executive Intellectual Property. The Development Notice shall completely describe Executive Intellectual Property and the applications for such Executive Intellectual Property. If within 30 days after Company's receipt of the Development Notice Company notifies Executive that Company would like to purchase or license the item of Executive Intellectual Property which is the subject of the Development Notice, then Company and Executive shall negotiate in good faith for the purchase or license of such item of Executive Intellectual Property. Executive agrees that Executive will not directly or indirectly disclose the existence of Executive Intellectual Property to any third party unless Company either notifies Executive in writing that Company does not elect to purchase or license Executive Intellectual Property or Company fails to notify Executive of its intent with regard to the purchase or license of Executive Intellectual Property within 30 days after the date of Company's receipt of the Development Notice.

         11.      Certain Defined Terms.  For purposes of this Agreement, the
                  ---------------------
following definitions shall apply:

                  (a)      "Affiliate" shall mean with respect to any Person,
                            ---------
         (i) any Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person or (ii) any Person who is a director or Executive officer (A) of such Person, (B) of any Subsidiary of such Person, or (C) of any Person described in the foregoing clause (i). For purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (i) to vote or direct the voting of more than 20% of the outstanding voting securities of such Person, or (ii) to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  (b)      "Cause" shall mean any of the following:
                            -----

                           (i) Executive's conviction of or plea of no contest to any crime involving moral turpitude, the theft or willful destruction of money or other property of the Company or her conviction of or plea of no contest to any felony crime;

                           (ii)    Executive's inability to perform her
         responsibilities due to her abuse or misuse of alcohol or prescribed drugs or any use of illegal drugs;

                           (iii) Executive's commission of theft, embezzlement or fraud against the Company;

                           (iv) Executive has willfully and materially damaged the Company's property, business reputation, or good will;

                           (v)     Executive's incompetence, deliberate
                  neglect of duty or material breach of this Agreement that is not cured within 30 days after Executive is notified of such incompetence, neglect or breach; or

                           (vi) Executive's continued insubordination or other material misconduct that is reasonably determined by the Company and is not cured within 30 days after Executive is notified of such insubordination or material misconduct, provided that if Executive receives notice of insubordination or material misconduct and cures such insubordination or misconduct then Executive will not be able to cure future acts of insubordination or material misconduct and the Company can immediately terminate this Agreement upon the occurrence of such future acts of insubordination or material misconduct.

                  (c)      "Change in Control" shall mean any one or more of the
                            -----------------
                  following:

                           (i) the acquisition or holding by any person, entity or "group" (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (the "1934 Act"), other than by LaserSight or any employee benefit plan of LaserSight, or beneficial ownership (within the meaning of Securities and Exchange Commission ("SEC") Rule 13d-3 under the 1934 Act) of 25% or more of LaserSight's then outstanding common stock; provided, however, that no Change in Control shall occur solely by reason of any such acquisition by a corporation with respect to which, after such acquisition more than 60% of the then-outstanding common shares of such corporation are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of LaserSight's common stock immediately before such acquisition in substantially the same proportions as their respective ownership, immediately before such acquisition, of LaserSight's then-outstanding common stock; or

                           (ii) individuals who, as of the date of this Agreement constitute LaserSight's Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of LaserSight's Board of Directors; provided that any individual who becomes a director after the date of this Agreement whose election or nomination for election by the stockholders of LaserSight was approved by at least a majority of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in SEC Rule 14a-11 under the 1934 Act) relating to the election of the directors of the Company) shall be deemed to be a member of the Incumbent Board; or

                           (iii) approval by the stockholders of LaserSight of (A) a merger, reorganization or consolidation ("Transaction") with respect to which persons who were the respective beneficial owners of LaserSight's common stock immediately before the Transaction do not, immediately thereafter, beneficially own, directly or indirectly, more than 60% of the then-outstanding common shares of the corporation resulting from the Transaction, (B) a liquidation or dissolution of LaserSight or (C) the sale or other disposition of all or substantially all of the assets of LaserSight.

         Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred if Executive is, by agreement or understanding (written or otherwise), a participant on her own behalf in a transaction that causes the Change of Control to occur.

                  (d)      "Compensation" shall mean, with respect to any
                            ------------
         Person, all payments and accruals, if any, commonly considered to be compensation, including, without limitation, all wages, salary, deferred payment arrangements, bonus payments and accruals, profit sharing arrangements, payments in respect of equity options or phantom equity options or similar arrangements, equity appreciation rights or similar rights, incentive payments, pension or employment benefit contributions or similar payments, made to or accrued for the account of such Person or otherwise for the direct or indirect benefit of such Person, plus auto benefits provided to such Person, if any.

                  (e)      "Disability" shall mean the inability, by reason of
                           -----------
         illness or other incapacity, of Executive substantially to perform the duties of her then regular employment with the Company, which inability is reasonably determined by the Company and continues for at least 90 consecutive days, or for shorter periods aggregating 120 days during any consecutive twelve-month period.

                  (f)      "Good Reason" shall mean:
                            -----------

                           (i) any material breach or default by the Company of any material obligation under this Agreement that is not cured within thirty (30) days after the Company is notified of such breach;

                           (ii) any material change in the duties to be performed or titles to be held by Executive or a change in Executive's direct reporting relationship to the Company's Chief Executive Officer pursuant hereto either (A) within the twelve (12) month period immediately after a Change in Control, or (B) without Executive's prior written consent, which consent may be withheld for any reason or for no reason;

                           (iii) any change in the metropolitan area where Executive is required to perform the duties set forth herein which occurs either (A) within the twelve (12) month period immediately after a Change in Control, or (B) without Executive's consent; which consent may be withheld for any reason or for no reason; or

                           (iv) any material reduction in Executive's salary, benefits, bonuses or other Compensation pursuant to this Agreement.

                  (g) "Person" shall mean an individual or a corporation, association, partnership, joint venture, organization, business, individual, trust, or any other entity or organization, including a government or any subdivision or agency thereof.

                  (h) "Subsidiary" shall mean as to any Person a corporation, partnership or other entity of which 25% or more of the outstanding shares of voting stock or other equity ownership are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person and shall include any such entity which becomes a Subsidiary of such Person after the date hereof. Consolidated Subsidiary shall mean any Subsidiary of which 51% or more of the outstanding shares or voting stock or other equity ownership are at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person and shall include any such entity which becomes a Subsidiary of such Person after the date hereof.

         12.      Payments. Except as specifically provided herein, all
                  --------
amounts payable pursuant to this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to Executive from any source or which Executive could have obtained upon seeking other employment; provided that the Company shall be permitted to make all payments pursuant to this Agreement net of any legally required tax withholdings.

         13.      Expenses.  In the event of any litigation between the parties
                  --------
relating to this Agreement and their rights hereunder, the prevailing party shall be entitled to recover all litigation costs and reasonable attorneys' fees and expenses from the non-prevailing party.

         14.      Entire Agreement.  This Agreement comprises the entire
                  ----------------
agreement between the parties hereto and as of the date of this contract, supersedes, cancels and annuls any and all prior agreements between the parties hereto with respect to Executive's employment by the Company.

         15.      Severability. If all or any part of this Agreement is
                  ------------
declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any portion so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such portion to the fullest extent possible while remaining lawful and valid.

         16.      Successors and Assigns. This Agreement shall be binding
                  ----------------------
upon, and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and personal representatives. The Company may assign this Agreement to any successor or assignee to its business without the written consent of Executive. Executive may not assign, pledge, or encumber her interest in this Agreement, or any part thereof, without the written consent of the Company.

         17.      Notices. Any notice required or permitted pursuant to the
                  -------
provisions of this Agreement shall be deemed to have been properly given if in writing and when received by certified or registered United States mail, postage prepaid, by overnight courier, telecopy or when personally delivered, addressed as follows:

                  If to the Company:

                           LaserSight Technologies, Inc.
                           3300 University Boulevard
                           Suite 140
                           Winter Park, Florida  32792
                           Attn:  President
                           Fax No.: 407-678-9982

                  If to Executive:

                           Christine A. Oliver
                           2163 Wembley Place
                           Oviedo, Florida  32765

Each party shall be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Section. Telecopy notices must be followed up with the original by certified mail, postmarked within one business day of the date of the telecopy.

         18.      Amendments and Waivers. Any provision of this Agreement may be
                  ----------------------
amended or waived only with the prior written consent of the Company and Executive. No failure or delay on the part of either party to this Agreement in the exercise of any power or right, and no course of dealing between the parties hereto, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude any further or other exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to either party at law or in equity. Any waiver of any provision of this Agreement, and any consent to any departure by either party from the terms of any provision hereof, shall be effective only in the specific instance and for the specific purpose for which given. Nothing contained in this Agreement and no action or waiver by any party hereto shall be construed to permit any violation of any other provision of this Agreement or any other document or operate as a waiver by such party of any of her or its rights under any other provision of this Agreement or any other document.

         19.      Controlling Law. This Agreement shall be construed in
                  ---------------
accordance with the laws of the State of Florida, except for its choice of law provisions. The parties do hereby irrevocably submit themselves to the personal jurisdiction of the United States Federal Court for the Middle District of Florida and do hereby irrevocably agree to service of such Court's process on them.

         20.      Headings.  Section headings herein are for convenience only
                  --------
and shall not affect the meaning or interpretation of the contents hereof.

         21.      Counterparts.  This Agreement may be executed in counterparts,
                  ------------
each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and Executive has executed this Agreement, all as of the first day and year written above.


                           LASERSIGHT TECHNOLOGIES, INC.





                           By:  /s/Michael R. Farris
                               -------------------------------------
                           Title:  Chief Executive Officer
                               -------------------------------------

                           EXECUTIVE

                             /s/Christine A. Oliver
                           -----------------------------------------
                                Christine A. Oliver



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                                    EXHIBIT B
                                    ---------

                                 Fringe Benefits

                                  See Attached


        The following is a brief summary of benefits offered to Executive by the Company. Reference should be made to the benefits package supplied by the Company for a full explanation of each benefit. Each benefit described herein is subject to the terms, qualifications, limitations and conditions of the Company's benefit programs, as amended from time to time, and benefits may be changed, modified, terminated, increased or decreased from time to time. In order for Executive to be eligible for certain Company benefits Executive may be required to make the contributions required by such benefit plans.

         1.       Health insurance for Executive and family.
         2.       Disability insurance for Executive.
         3.       Life insurance for Executive.
         4.       Ability to participate in the Company's 401(k) Plan.
         5.       $500 per month car allowance.